SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2015

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36414	77-0259335
(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, based on the recommendation of the Nominating and Corporate Governance Committee of iRobot Corporation (the “Company”), the Board of Directors of the Company (the “Board”) elected Mohamad Ali to the Board. In connection with Mr. Ali’s election, the Board increased the number of directors constituting the Board to eight. Mr. Ali has not been elected to any committees of the Board.

In connection with his election to the Board, Mr. Ali will be awarded restricted stock units under the Company’s 2015 Stock Option and Incentive Plan having a fair market value of $220,000, measured at the end of the tenth week of the Company’s third fiscal quarter, in accordance with the Company’s director compensation practices. There are no understandings or arrangements between Mr. Ali and any other person pursuant to which Mr. Ali was elected as a director.

Information concerning the membership of the Board’s committees is publicly available on the Company’s website at http://www.irobot.com. The Company intends to disclose changes in the membership of the Board’s committees by posting this information on its website and/or in its public filings with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On August 21, 2015, the Company issued a press release announcing Mr. Ali’s election to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by the registrant on August 21, 2015, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

August 21, 2015	By:	/s/ Alison Dean
	Name:	Alison Dean
	Title:	Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release issued by the registrant on August 21, 2015, furnished herewith.